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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Digitas Inc. of our report dated March 15, 1999, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K of Digitas, Inc. for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 15, 1999 relating to the financial statement schedule, which appears in that Form 10-K.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
November 12, 2001